                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of our report dated January 19, 1998 with respect to the consolidated financial statements of Heritage Financial Services, Inc. included in this Annual Report on Form 10-K of First Midwest Bancorp, Inc. for the year ended December 31, 1999:

 .    Registration Statement (Form S-3 No. 33-20439) pertaining to the First
     Midwest Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan.

 .    Registration Statement (Form S-8 No. 33-25136) pertaining to the First
     Midwest Bancorp Inc. Savings and Profit Sharing Plan.

 .    Registration Statement (Form S-8 No. 33-42980) pertaining to the First
     Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

 .    Registration Statement (Form S-8 No. 333-42273) pertaining to the First
     Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan.

 .    Registration Statement (Form S-8 No. 333-63095) pertaining to the First
     Midwest Bancorp, Inc. Non-employee Stock Option Plan.

 .    Registration Statement (Form S-8 No. 333-63097) pertaining to the First
     Midwest Bancorp, Inc. Nonqualified Retirement Plan.



     ARTHUR ANDERSEN LLP


     Chicago, Illinois
     February 24, 2000